                                                                   EXHIBIT 10.30

                           WAIVER AND THIRD AMENDMENT
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      This Waiver and Third Amendment to Amended and Restated Loan and Security Agreement (this "AMENDMENT") is dated as of March 21, 2005, by and between ARLINGTON HOSPITALITY, INC., a Delaware corporation ("BORROWER") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("BANK").

                                    RECITALS

      WHEREAS, the Borrower and the Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 30, 2003 (as the same has previously been amended, as the same is amended hereby and as the same may be further amended, modified or restated from time to time, the "LOAN AGREEMENT"), evidencing, among other things, the making of a certain revolving loan by the Bank to the Borrower;

      WHEREAS, the Borrower has informed the Bank that it was in violation of
(i) the Tangible Net Worth covenant contained in Section 10.1 of the Loan Agreement for the period ending December 31, 2004, (ii) the Debt Service Coverage Ratio covenant contained in Section 10.2 of the Loan Agreement for the period ending December 31, 2004 and (iii) the Annual Net Income covenant contained in Section 10.6 of the Loan Agreement for the period ending December 31, 2004;

      WHEREAS, the Borrower has now requested that the Bank (i) waive the violations of the Tangible Net Worth, Debt Service Coverage and the Annual Net Income covenants of the Loan Agreement for the period ending December 31, 2004;
(ii) amend the Tangible Net Worth and Debt Service Coverage Ratio covenants and eliminate the Total Liabilities to Worth covenant contained in Section 10.2 of the Loan Agreement; (iii) renew the Revolving Loan for a period of one year to April 30, 2006; and (iv) restructure the Collateral; and

      WHEREAS, the Bank has agreed to (i) waive the foregoing violations; (ii) revise and eliminate the foregoing covenants; and (iii) renew the Revolving Loan for a period of one year to April 30, 2006, among other things, in each case pursuant to the terms and conditions contained herein, including, without limitation, the addition of (a) a Guaranty by the Borrower's subsidiary, Arlington Office Group, Inc. of the Borrower's Obligations and (b) the continuation of a step down to the Revolving Loan Commitment.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto hereby agree as follows:

      1. DEFINITIONS. Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended from time to time.

      2. ADDITION OF NEW DEFINITIONS TO LOAN AGREEMENT. The following new defined terms are added to Article 1 (Definitions) in alphabetical order:

            "Cendant Pledge Agreement" means that certain Collateral Assignment and Security Agreement dated as of February 1, 2002 made by the Borrower in favor of the Bank relating to the Cendant Agreement.

            "Collateral Assignment of Proceeds Agreement" means that certain Collateral Assignment of Proceeds Agreement dated as of March 21, 2005 made by the Borrower and AP Hotels of Oklahoma, Inc., an Oklahoma corporation, in favor of the Bank relating to that certain Development Agreement dated as of September 30, 2000 by and among the Borrower, certain of the Borrower's subsidiaries and Cendant Finance Holding Corporation and its subsidiary, AmeriHost Franchise Systems, Inc., relating to the Incremental Fee payable to the Borrower thereunder with respect to the Borrower's Enid, Oklahoma property.

            "Guarantor" shall mean Arlington Office Group, Inc., an Illinois corporation.

            "Guarantor Loan Agreement" shall mean that certain Loan Agreement dated as of September 21, 2001 between the Guarantor and the Bank, as heretofor or hereafter from time to time amended, restated, supplemented or modified.

            "Guaranty" shall mean that certain Continuing Unconditional Guaranty dated as of March 21, 2005 and made by Guarantor in favor of the Bank.

            "Non-Cash Impairment Charge Cap" shall mean (i) through and including September 30, 2005, $950,000 and (ii) thereafter, $250,000.

            "Pledge Agreement (2002)" means that certain Collateral Assignment, Security Agreement and Pledge Agreement dated as of February 1, 2002 made by Arlington Inns of Ohio, Inc. and API/Athens, OH, Inc. in favor of the Bank.

            "Pledge Agreement (2005)" means that certain Collateral Assignment, Security Agreement and Pledge Agreement dated as of March 21, 2005 made by the Borrower in favor of the Bank."

            "Pledge Agreements" shall the Pledge Agreement (2002) and the Pledge Agreement (2005).

      3. AMENDMENTS TO LOAN AGREEMENT DEFINITIONS. The following defined terms set forth in Article 1 (Definitions) of the Loan Agreement are hereby amended and restated in their entirety as follows:

            "Default Rate" shall mean a per annum rate of interest equal to the Revolving Interest Rate plus four percent (4%) per annum.

            "EBITDA" shall mean, for any period, the sum of the following: (a) Net Income (excluding extraordinary and unusual items and income or loss attributable to equity in any affiliated corporation or Subsidiary but including net deferred incentive fees due from Cendant pursuant to the Cendant Agreement) for such period, plus (b) Interest Charges, plus (c) income taxes payable or accrued, plus (d) Depreciation for such period, plus (e) all other non-cash charges, including non-cash impairment charges incurred in connection with the listing or marketing of specific hotel properties for sale, in an amount not to exceed the Non-Cash Impairment Charge Cap for a period of twelve (12) months immediately preceding the date of determination, minus (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), and minus (g) the net loss attributable to the sale of those hotel properties for which non-cash impairment charges were previously excluded under clause (e) of this definition, which loss shall be recognized for the purpose of determining "EBITDA" hereunder as of the date of sale of such hotel property.

            "Loan Documents" shall mean this Agreement (including all subsequent amendments, restatements, supplements hereto or modifications hereof), the Note (including any and all substitutions or replacements thereof), the Mortgage, the Pledge Agreements, the Cendant Pledge Agreement, the Collateral Assignment of Proceeds Agreement, the Guaranty and any and all other agreements and documents delivered to the Bank as set forth in
      Section 3.1 or from time to time delivered to the Bank in connection with any amendments to this Agreement.

            "Maturity Date" shall be April 30, 2006, unless extended by the Bank pursuant to any modification, extension, substitution or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion.

            "Mortgage" shall mean that certain Second Mortgage, Security Agreement and Financing Statement made as of February 1, 2002 by AP Properties of Ohio, Inc. in favor of the Bank, and recorded on February 26, 2002 with the Calloway County, Kentucky Recorder's Office in Book 418, Page 279.

            "Mortgaged Premises" shall mean the property subject to the Mortgage and each of the properties held by entities whose equity is pledged to the Bank pursuant to a Pledge Agreement.

            "Obligations" shall mean (i) the Loans, as evidenced by the Note, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, under any of the Loan Document or under any Interest Rate Agreements and (ii) the "Obligations" of the Guarantor to the Bank under and as defined in the Guarantor Loan Agreement.

            "Revolving Loan Commitment" shall mean

                  (a) Four Million and 00/100 Dollars ($4,000,000.00) until and including April 29, 2005;

                  (b) Three Million Five Hundred Thousand and 00/100 Dollars
            ($3,500,000.00) from and including April 30, 2005 until and including July 30, 2005;

                  (c) Three Million and 00/100 Dollars ($3,000,000.00) from and including July 31, 2005 until and including October 30, 2005; and

                  (d) Two Million Five Hundred Thousand and 00/100 Dollars
            ($2,500,000.00) from and including October 31, 2005 through and including the Maturity Date;

      in each case, as may be further reduced by (i) an amount equal to the net proceeds to Borrower or any Subsidiary from the sale of any Mortgaged Premises, after payment of the Senior Mortgage Indebtedness thereon and costs of sale of such Mortgaged Premises (except to the extent the Bank, in its sole discretion, agrees to accept a Mortgage on a Substitute Mortgaged Premises in lieu of a further reduction of its commitment hereunder) or (ii) such other reserves as the Bank determines in its sole discretion.

      4. AMENDMENTS TO ADDITIONAL COLLATERAL AND COVENANTS.

      a. Section 6.2 (Additional Collateral) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "6.2 Additional Collateral. In addition, the Obligations are also secured by (i) the Mortgage, (ii) the Pledge Agreements, (iii) the Collateral Assignment of Proceeds Agreement and (iv) the Cendant Pledge Agreement."

      b. Section 8.1(g) (Indebtedness) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "(g) obligations in respect of Indebtedness in favor of a lender financing the development by the Borrower or its Subsidiaries of Other Property, which is secured by a first priority (and no other) mortgage Lien on such Other Property, and for which the Borrower or a Subsidiary of the Borrower serves as project developer;"

      c. Section 10.1 (Tangible Net Worth) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "10.1 Net Worth. As at June 30, 2005 and as at the end of each of its fiscal quarters thereafter, the Borrower and its Subsidiaries shall maintain consolidated net worth (determined in accordance with GAAP) in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00)."

      d. Section 10.2 (Total Liabilities to Worth) is hereby deleted in its entirety and replaced with "[RESERVED]".

      e. Section 10.3 (Debt Service Coverage Ratio) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "10.3 Debt Service Coverage Ratio. As of June 30, 2005, and as at the end of each of its fiscal quarters thereafter, the Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated EBITDA to (b) consolidated Debt Service Charges of not less than 1.10 to 1.0, measure on a trailing twelve (12) month basis for the twelve (12) fiscal month period immediately preceding the end of such fiscal quarter."

      f. Section 11.4 (Default under Other Agreements) is hereby amended by deleting the period from the end thereof and adding the following text to the end thereof:

      ", or an "Event of Default" under and as defined in the Guarantor Loan Agreement."

      5. SUBSTITUTE MORTGAGE NOTE. Exhibit A attached to the Loan Agreement shall be deleted, and EXHIBIT A to this Amendment (the "REPLACEMENT REVOLVING NOTE") shall be inserted in substitution therefore.

      6. CONDITIONS PRECEDENT. The amendments contained in SECTIONS 2, 3, 4 and 5 herein are subject to, and contingent upon, the Bank receiving each of the following items, each in form and substance acceptable to the Bank, dated of even date herewith:

      a. Amendment. Four duly executed counterparts of this Amendment signed by the Borrower;

      b. Replacement Revolving Note. A duly executed Replacement Revolving Note;

      c. Guaranty. The Guaranty executed by the Guarantor in favor of the Bank, in the form of EXHIBIT B attached hereto;

      d. Pledge Agreement (2005). The Pledge Agreement (2005), executed by the Borrower in favor of the Bank, in the form of EXHIBIT C attached hereto, and the original stock certificates pledged thereunder, along with assignments separate from certificate executed in blank;

      e. Third Amendment to Mortgage. A Third Amendment to the Mortgage, executed by the Mortgagor thereunder in favor of the Bank, in the form of EXHIBIT D attached hereto;

      f. Collateral Assignment of Proceeds Agreement. The Collateral Assignment of Proceeds Agreement executed by the parties thereto in the form of EXHIBIT E attached hereto;

      g. Secretary's Certificate. A Secretary's Certificate issued by the Secretary of Borrower consisting of the following items: (i) certified Certificate of Incorporation, (ii) By-laws, (iii) a resolution of the directors of Borrower (A) authorizing the execution and delivery of this Amendment, the Pledge Agreement (2005) and the other documents contemplated hereby, and (B) consenting to the actions taken by Borrower in connection herewith and (iv) a statement of incumbency;

      h. Second Amendment to Guarantor Loan Agreement. A Second Amendment and Reaffirmation of Guaranty executed by the Borrower, the Guarantor and the Bank relating to the Guarantor Loan Agreement, in form and substance acceptable to the Bank, and all agreements, documents, instruments, certificates and other items required to be delivered by Guarantor to the Bank in connection therewith;

      i. Tract Searches. Tract searches on the Mortgaged Premises, in each case in form and substance acceptable to the Bank in all respects;

      j. Opinion Letter. An opinion letter from Leon M. Vainikos, General Counsel of the Borrower.

      k. Fees. A commitment and covenant waiver fee of $40,000.00, which shall be fully earned as of the date hereof, $20,000.00 of which shall be payable concurrently with the execution of this Amendment and the remaining amount of such shall be payable on, and Borrower hereby covenants and agrees to pay such remaining balance on, July 31, 2005; and

      l. Other items. Such other documents, certificates, schedules, exhibits, instruments and agreements as the Bank shall reasonably request.

      7. WAIVER AND FORBEARANCE. The Bank hereby waives (i) the violations created by the Borrower's failure to be in compliance with the Tangible Net Worth covenant contained in Section 10.1 of the Loan Agreement as of December 31, 2004 and for any period prior thereto and any Event of Default created thereby, (ii) the violation created by the Borrower's failure to be in compliance with the Debt Service Coverage Ratio covenant contained in Section
10.3 of the Loan Agreement as of December 31, 2004 and for any period prior thereto and any Event of Default created thereby and (iii) the violation created by the Borrower's failure to be in compliance with the Annual Net Income covenant contained in Section 10.6 of the Loan Agreement as of December 31, 2004 and for any period prior thereto and any Event of Default created thereby. This waiver shall be a limited waiver for the time period stated herein and shall not constitute a course of conduct or dealing. Additionally, except as expressly provided herein, this Amendment shall not constitute a waiver of any existing defaults of the Borrower, and the Bank expressly reserves and retains all of its rights and remedies under the Loan Agreement with respect to this or any other violations or breaches of the Loan Agreement. Moreover, the Bank hereby agrees to forbear from pursuing any of its rights and remedies under the Loan Agreement as a result of the Events of Default created by the foregoing violations, subject to the terms and provisions hereof.

      8. REAFFIRMATION OF AGREEMENTS. The Borrower acknowledges and agrees that the following agreements remain in full force and effect, agrees to continue to be bound thereby and expressly reaffirms its obligations thereunder:

                  i.    The Cendant Pledge Agreement;

                  ii. That certain Environmental Indemnity Agreement dated as of February 1, 2002 made by the Borrower in favor of the Bank (the "Environmental Indemnity"), as such Environmental Indemnity relates to the property subject to the Mortgage; and

                  iii.  The Pledge Agreement (2002).

      9. RELEASES. The Bank:

      a. Agrees to release the following mortgages:

                  i. Open-End Second Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Mortgagee dated as of February 1, 2002 and recorded in the Franklin County Recorder's Office on February 26, 2002 as Instrument No. 200202260050110;

                  ii. Second Mortgage, Security Agreement and Financing Statement dated as of April 30, 2003 and recorded in the Cook County Recorder's Office on July 2, 2003 as Document No. 0318339129;

                  iii. Open-End Second Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Mortgagee dated as of February 1, 2002 and recorded in the Guernsey County Recorder's Office on February 26, 2002 in Book 307, Pages 410-460 and as Document No. 200200001519; and

                  iv. Open-End Second Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Mortgagee dated as of February 1, 2002 and recorded in the Clinton County Recorder's Office on February 27, 2002 in Book 415, Pages 879-927 and as Document No. 2002-00041610; and

      b. Hereby agrees and confirms that as of the date of this Amendment, the Borrower's properties located in Batesville, Mississippi, Columbus SE, Ohio, St. Mary's Ohio, Wilmington, Ohio and Cambridge, Ohio are no longer subject to the negative pledge set forth in Section 8.2 of the Loan Agreement.

      10. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank that on and as of the date hereof and after giving effect to this Amendment:

      a. The Borrower has the power and authority to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly authorized by all necessary corporate action of the Borrower. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against each Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditor's rights generally and general principles of equity.

      b. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or bylaws of the Borrower or of any agreement binding upon the Borrower.

      c. As of the date hereof, no Event of Default under the Loan Agreement or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

      d. As of the date hereof, the representations and warranties of the Borrower in the Loan Agreement are true and correct as though made of even date herewith, except to the extent that such representations and warranties expressly relate to an earlier date.

      11. REFERENCE TO LOAN AGREEMENT; NO WAIVER.

      a. References. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby.

      b. No Waiver. The Bank's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Loan Agreement or this Amendment shall not waive, affect or diminish any right of the Bank hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by the Bank of a breach of this Amendment or any Event of Default under the Loan Agreement shall not suspend, waive or affect any other breach of this Amendment or any Event of Default under the Loan Agreement or other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Amendment, shall be deemed to have been suspended or waived by the Bank unless such suspension or waiver is (i) in writing and signed by the Bank, and (ii) delivered to the Borrower. In no event shall the Bank's execution and delivery of this Amendment establish a course of dealing among the Bank, the Borrower or other obligor, or in any other way obligate the Bank to hereby provide any amendments or waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and, except as provided in Section 4 hereof, shall not be deemed (i) to be a consent to or a modification or waiver of any other term or condition of the Loan Agreement or other Loan Documents or (ii) to prejudice any right or remedy which the Bank may now have under or in connection with the Loan Agreement.

      c. Full Force and Effect. The Loan Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

      12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign any of its rights or obligations under this Amendment without the prior written consent of Bank.

      13. SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of this Amendment.

      14. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois, and the rights and obligations of the parties hereunder shall be construed in accordance with and be enforced and governed by the internal laws of the State of Illinois, without regard to choice of law or conflicts of law principles.

      15. RELEASE BY THE BORROWER. In further consideration of Bank's execution of this Amendment, the Borrower hereby forever remises, releases, acquits, satisfies and forever discharges the Bank and their successors, assigns, affiliates, officers, employees, directors, agents and attorneys (collectively, the "RELEASEES") from any and all claims, demands, liabilities, disputes, damages, suits, controversies, penalties, fees, costs, expenses, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Borrower ever had, now have, or may have against or seek from any or all of the Releasees, which arise from or relate to any actions which any or all of the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including, without limitation, with respect to the Loan Agreement and other Loan Documents, other than for the Bank's gross negligence or willful misconduct. The Borrower acknowledges that the Bank is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to the Bank in entering into this Amendment.

      16. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence.

      17. RECITALS. The Recitals set forth above are hereby incorporated herein and made a part hereof.

      18. NO IMPAIRMENT. The Borrower and the Bank intend that this Amendment shall not in any manner constitute a novation and shall in no way adversely affect, diminish or impair the Loan Agreement, the Loan Documents or the liens created thereby securing the payment of the Obligations and that such liens are and shall be and remain prior liens and shall not in any manner be waived or subordinated, the purpose of this Amendment being to carry forward all liens security the Obligations, which are acknowledged by the parties hereto to be valid and subsisting.

      19. FURTHER MODIFICATIONS. The Borrower acknowledges and agrees that by the granting of this Amendment, the Bank shall not be in any way obligated to further modify, extend, or amend the Loan Agreement or the Loan Documents, or to forebear or forestall any collection efforts or other remedies it may have under the Loan Agreement or the Loan Documents or at law.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to Loan Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                    ARLINGTON HOSPITALITY, INC.,
                             a Delaware corporation

                             By: /s/ James B. Dale
                                 ------------------------------
                             Name: James B. Dale
                             Title: Secretary

                             Attest:

                             By: /s/ Leon M. Vainikos
                                 ------------------------------
                             Name: Leon M. Vainikos
                             Title: Assistant Secretary

BANK:                        LASALLE BANK NATIONAL ASSOCIATION,
                             a national banking association

                             By: /s/ Alan L. Clark
                                 ------------------------------
                             Name: Alan L. Clark
                             Title: Senior Vice President

                                    EXHIBIT A

                                     FORM OF
                                   REPLACEMENT
                                 REVOLVING NOTE

                                   REPLACEMENT
                                 REVOLVING NOTE

$4,000,000.00                                                  Chicago, Illinois
                                                           Dated: March 21, 2005
                                                             Due: April 30, 2006

            FOR VALUE RECEIVED, ARLINGTON HOSPITALITY, INC., a Delaware corporation (together with its respective successors and assigns, individually and collectively, the "BORROWER"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "BANK"), the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, on April 30, 2006.

            This Note is a Replacement Revolving Note issued pursuant to an Amended and Restated Loan and Security Agreement dated as of April 30, 2003 (as heretofore or hereafter amended, restated, modified or supplemented, the "LOAN AGREEMENT") by and between the Borrower and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part, but shall not constitute payment of that certain Second Amended and Restated Revolving Note dated as of April 30, 2004 or constitute a novation thereof. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

            The unpaid principal shall bear interest from the date hereof until paid as set forth in the Loan Agreement. Interest shall be payable in accordance with the terms of the Loan Agreement.

            This Note is subject to optional and mandatory prepayment in certain circumstances, all as set forth in the Loan Agreement.

            In the event that any installment of the principal of, or interest on, this Note, is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding shall bear interest at an annual rate equal to the Revolving Interest Rate (as defined in the Loan Agreement) plus four percent (4%) per annum, from the due date until all overdue amounts have been paid in full.

            Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of the Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder shall designate in writing to the maker.

            This Note is secured by a security interest in the Collateral (as defined in the Loan Agreement) and by the Mortgage, the Guaranty, the Pledge Agreements and the Cendant Pledge Agreement.

            The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Bank or any subsequent holder, including the reasonable fees of counsel, in connection with protection and enforcement of the rights of the Bank or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

            This Note is binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This
Note is made under and governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

            IN WITNESS WHEREOF, Borrower has executed this Replacement Revolving Note as of the day and year first above written.

                                           ARLINGTON HOSPITALITY, INC.,
                                           a Delaware corporation

                                           By: /s/ James B. Dale
                                               -----------------
                                           Its: Secretary
                                           Name: James B. Dale

                                           Attest:

                                           By: /s/ Leon M. Vainikos
                                               --------------------
                                           Name: Leon M. Vainikos
                                           Title: Assistant Secretary

                                    EXHIBIT B

                                     FORM OF
                                    GUARANTY

                                    EXHIBIT C

                                     FORM OF
                             PLEDGE AGREEMENT (2005)

                                    EXHIBIT D

                                     FORM OF
               THIRD AMENDMENT TO MURRAY, KENTUCKY SECOND MORTGAGE

                                    EXHIBIT E

                                     FORM OF
                   COLLATERAL ASSIGNMENT OF PROCEEDS AGREEMENT